                                                                      EXHIBIT 99


                       SOLICITED BY THE BOARD OF DIRECTORS
                         IMAGE GUIDED TECHNOLOGIES, INC.

                                      PROXY
              SPECIAL MEETING OF SHAREHOLDERS - ____________, 2000

         The undersigned hereby appoints Paul L. Ray and Waldean A. Schulz, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all the shares of stock of Image Guided Technologies, Inc., a Colorado corporation, held of record by the undersigned on June 22, 2000, at the Special Meeting of the Shareholders to be held at 5710-B Flatiron Parkway, Boulder, Colorado at 9:00 a.m., Boulder Time on ____________, 2000, and at any adjournment or postponement of such meeting, and with discretionary authority as to any other matters that may properly be brought before the meeting by IGT's board of directors, in accordance with and as described in the Notice of Special Meeting of Shareholders and Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

         /X/   PLEASE MARK VOTE AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

         Approval of the Agreement and Plan of Merger, dated as of June 1, 2000, among Stryker Corporation, IGT Acquisition Co., and Image Guided Technologies, Inc.


                FOR / /           AGAINST / /            ABSTAIN / /


The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                           Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                           Signature:
                                     -------------------------------------------
                           Date:
                                ------------------------------------------------
                           Signature:
                                     -------------------------------------------
                           Date:
                                ------------------------------------------------


                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.